EXHIBIT 9.1

                             VOTING TRUST AGREEMENT


     THIS VOTING TRUST AGREEMENT is made as of the opening of business on December 31, 1996, by and between (1) Landon T. Clay, M. Dozier Gardner, James
B. Hawkes, Benjamin A. Rowland, Jr. and Thomas E. Faust, Jr. (the "Voting Trustees"); (2) the undersigned holders (the "Stockholders") of all of the outstanding 19,360 shares of voting Common Stock, $.0625 par value (the "Stock"), of Eaton Vance Corp., a Maryland corporation; and (3) Eaton Vance Corp. (the "Company").

     WITNESSETH THAT

     WHEREAS, the Company has authorized 80,000 shares of the Stock, of which 19,360 shares were prior to December 30, 1996 held in the voting trust created by the Voting Trust Agreement made as of December 22, 1993 as heretofore amended and extended (the "1993 Agreement");

     WHEREAS, the voting trust created by the 1993 Agreement has been terminated in accordance with its terms, the Stock has been distributed to the former holders of the voting trust receipts issued under the 1993 Agreement, and such holders have become Stockholders by virtue of such distribution; and

     WHEREAS, the Stockholders wish to create and constitute a new voting trust and to deposit the Stock with the Voting Trustees to be held hereunder subject to all of the provisions of this Agreement, and the Stockholders desire that all of the outstanding Stock be held by the Voting Trustees subject to the terms of this Agreement in order to ensure the successful prosecution and development of the Company's business by providing a consistent policy of management through vesting in the Voting Trustees the power and authority conferred upon them hereby;

     NOW THEREFORE, in consideration of the premises and of the deposit of the Stock by the Stockholders hereunder, it is agreed as follows:

     1. This Voting Trust Agreement (this "Agreement") shall become operative and effective as of the opening of business on December 31, 1996. Each Stockholder hereby acknowledges that, upon such effectiveness, he has directed the shares of his Stock set against his name to be deposited with the Voting Trustees and registered on the books of the Company in the name of the Voting Trustees, and further acknowledges that his Stock shall be held by the Voting Trustees hereunder subject to all of the terms and provisions of this Agreement.

     This Agreement shall be binding both with respect to its benefits and obligations upon the Stockholders and the holders of the Voting Trust Receipts issued hereunder, and upon their respective executors, administrators and assigns, and upon the Voting Trustees and their successors in office.

     The Company hereby acknowledges notice of and consents to all of the terms and provisions of this Agreement and the voting trust created hereby. The Company does not ordinarily issue certificates for shares of its voting Common Stock, and therefore has caused all shares of Stock deposited in this voting trust to be registered on its books in the names of the Voting Trustees under this Agreement.

     One duplicate original of the Agreement shall be kept at the office of the Company in Boston, Massachusetts, where it may be inspected by any of the Stockholders during ordinary business hours.

     2. The Voting Trustees shall be five in number and until further changed as hereinbelow provided shall be Landon T. Clay, M. Dozier Gardner, James B. Hawkes, Benjamin A. Rowland, Jr. and Thomas E. Faust, Jr. In all respects and for all purposes hereunder the Voting Trustees shall act by a majority if there be three or more Voting Trustees; if there be less than three Voting Trustees they shall act unanimously except as may be specifically otherwise provided herein.

     In the event of a vacancy caused by the death or resignation of one of the Voting Trustees, the remaining Voting Trustees shall appoint a successor Trustee. Whenever a vacancy in the Voting Trustees shall occur, until such vacancy is filled by the remaining Voting Trustees, or while any Voting Trustee is physically or mentally incapacitated by reason of disease or otherwise, the other Voting Trustees shall have all the powers hereunder and the certificate of the other Voting Trustees as to such vacancy, absence or incapacity shall be conclusive, provided, however, that no vacancy shall remain unfilled for a period longer than sixty days. Any succeeding Voting Trustee shall, by virtue of his appointment, succeed to all the duties and powers of an original Voting Trustee.

     3. The Voting Trustees may terminate this voting trust at any time. Unless so terminated the trust shall continue until December 31, 1997, and may at any time and from time to time be extended for one or more additional periods in accordance with applicable law. Any such extension shall be effective for such additional period only as to those Stockholders who consent in writing and only if the holders of a majority of the Stock outstanding at the time of consent shall so consent. Any Stockholder not so consenting shall receive his Stock at the time when the trust would have terminated but for such extension. Inasmuch as the Company does not ordinarily issue certificates for shares of voting Common Stock, the Voting Trustees shall cause the Company to record on its books the name of the nonconsenting Stockholder as the stockholder of record of his shares of Stock which are being withdrawn from the trust.

     4. The Voting Trustees shall issue Voting Trust Receipts in the form attached hereto as Exhibit A for all shares deposited, which shall entitle the holders to receive the equivalent of all cash dividends that may be paid to the Voting Trustees with respect to the deposited Stock. The Voting Trustees may provide for direct payment of such cash dividends to the holders of Voting Trust Receipts by a dividend order to the Company. In case of any stock dividend upon the deposited shares, the Voting Trustees shall issue and deliver to the record holders of the Voting Trust Receipts additional Voting Trust Receipts for a corresponding number of shares in this voting trust. If the capital stock of the Company shall be increased and the Voting Trustees as holders of the deposited shares shall be entitled to subscribe for additional shares, they shall notify the holders of record of the Voting Trust Receipts outstanding, and shall provide appropriate forms for subscription or assignment of corresponding rights in this voting trust, and fix a time for payment to the Voting Trustees of the amount required to take up subscription rights and enable them to purchase on behalf of the trust the new Stock to which they may be entitled, and upon receipt of said sums, the Voting Trustees shall subscribe for the new shares and hold them as part of the deposited Stock under this Agreement and shall issue and deliver to the subscribing holders of Voting Trust Receipts, additional Voting Trust Receipts representing a corresponding number of the additional shares of the Stock so purchased. In case the holder of any Voting Trust Receipts shall fail to furnish the money for subscription for such new Stock, the Voting Trustees shall be under no obligation to subscribe, but they may sell such rights, and shall account to the holders of the Voting Trust Receipts entitled thereto for the proceeds of any rights sold, but they shall be under no duty to sell such rights, and shall not be liable for failure to make such sale.

     5. At the termination of this voting trust the deposited Stock, if not previously sold by the Voting Trustees under powers hereby vested in them, shall be distributed among the holders of the Voting Trust Receipts then outstanding, according to their respective interests. Such distribution shall be accomplished by causing the Company to record on its books the name of each holder as the stockholder of record of the number of shares of Stock to which he is entitled.

     6. Voting Trust Receipts shall be transferable with the consent in writing of the Voting Trustees, who shall record such transfers upon books kept by them for that purpose, on surrender of the Voting Trust Receipt duly endorsed for transfer, or accompanied by a transfer in writing signed by the record holder thereof. All Voting Trust Receipts shall at all times be held subject to the conditions and restrictions set forth below, the provisions of which shall at all times apply equally both to an original holder and to each and every subsequent holder thereof; and each holder of any Voting Trust Receipt, by acceptance thereof, agrees with the Company and each other such holder in consideration of such agreement by each other holder, to the following conditions and restrictions:

          (i) No transfer of any kind of the Voting Trust Receipts shall be made at any time unless they have first been offered to the Company for purchase by it at book value.

          (ii) In the event of death of a holder of the Voting Trust Receipts or in the event such a holder who is an employee of the Company or of a subsidiary of the Company ceases for any reason to be such an employee, such Voting Trust Receipts shall be offered to the Company for purchase by it at book value.

          (iii) Book value shall mean the book value of the deposited shares of the Stock represented by such Voting Trust Receipts as of the last financial statements of the Company audited by the Company's independent public accountants. In the event there shall be any disagreement as to the book value, the determination of the Company's independent public accountants shall be final.

     7. Title to the Stock deposited hereunder shall be vested in the Voting Trustees. Stock deposited shall be pooled and shall not be sold or disposed of during the term of this voting trust, except that the Voting Trustees may sell all, but not less than all, of the shares deposited, at a price approved in writing by all the holders of Voting Trust Receipts. In case of sale, the proceeds (less any brokerage fees, transfer taxes and other expenses of sale and any legal or other expenses and liabilities incurred by the Voting Trustees in the performance of their duties hereunder) shall be divided, as soon as conveniently practicable, among the holders of Voting Trust Receipts according to their holdings.

     8. Whenever the Company shall become the owner of any Voting Trust Receipt, the Voting Trustees at the request of the Company shall deliver to the Company the deposited shares of Stock represented by such Voting Trust Receipt against surrender of such Voting Trust Receipt accompanied by all requisite stock transfer tax stamps. Thereafter, such shares of Stock shall be held in the treasury of the Company subject to being disposed of only in such manner as the Board of Directors of the Company shall determine. Any shares of Stock (or any other shares of voting Common Stock, $.0625 par value, of the Company) acquired by any person from the Company may be deposited with the Voting Trustees to be held in this voting trust and subject to the terms of this Agreement, as it may from time to time be amended. The Voting Trustees shall issue to such depositor an appropriate Voting Trust Receipt for the shares so deposited, and thereafter the depositor shall for all purposes of the Agreement be deemed to be a holder of a Voting Trust Receipt and a Stockholder hereunder and the shares so deposited shall be deemed to be Stock held hereunder.

     9. The decision of the Voting Trustees for the time being shall be sufficient and controlling with respect to the voting of the deposited Stock upon all questions on which stockholders of the Company are entitled to vote, and in all matters pertaining to the administration of this voting trust, except in cases expressly governed by other provisions of the Agreement. The Stock shall not, however, be voted by the Voting Trustees in favor of the sale, mortgage or pledge of all or substantially all of the assets of the Company or for any change in the capital structure or the powers of the Company or in connection with a merger, consolidation, reorganization, or dissolution, except with the written consent of the holders of Voting Trust Receipts representing at least a majority of the Stock subject at the time to the Agreement.

     10. The Voting Trustees shall have power to prescribe the method of deposit of shares, the issue of Voting Trust Receipts, the division of proceeds of sale of the deposited Stock among the holders of the Voting Trust Receipts, the redemption of the deposited Stock, if not sold, and all other details incidental to the operation and management of this voting trust. They shall have power to appoint and remove at their discretion depositories to hold any certificates which the Company may issue for the deposited Stock, and agents to act under them in administering the trust, and proxies to vote the deposited Stock.

     11. No Voting Trustee shall be liable for the acts or defaults of any other Voting Trustee, or of any depository, agent or attorney employed by the Voting Trustees, or for any error of judgment or mistake of law or fact, or for anything except his own willful misconduct or gross negligence. The Voting Trustees shall serve without remuneration. They shall be entitled to indemnity out of the trust property against any loss or liability incurred in the performance of their duties. Any Voting Trustee may acquire, hold and sell for himself or in any fiduciary capacity Voting Trust Receipts issued under the Agreement, and may be an officer, director, and/or shareholder of the Company, and may vote as a shareholder for his own election to office, and may accept employment from the Company, and have any dealings with the Company as freely as if he were not a Voting Trustee. No purchaser from the Voting Trustees shall be liable for their disposal of the purchase money and any statement signed by them concerning this trust, or any act done by them as Voting Trustees, shall be conclusive evidence that the statement is true and the act is within their powers.

     12. This Agreement may be amended from time to time by the Voting Trustees with the consent in writing of the holders of the Voting Trust Receipts representing at least a majority of the Stock subject at the time to the Agreement, and a duplicate original of such amendment shall thereupon be filed with the duplicate original of the Agreement at the office of the Company. Any such amendment so adopted shall become binding upon all the depositors and holders of Voting Trust Receipts. Any Certificate signed by the Voting Trustees, or a majority them, and filed as aforesaid, shall be exclusive evidence, for all purposes, of the facts certified herein.

     13. This Agreement and any amendment hereof may be executed in several counterparts which shall however in each case be treated as a single instrument for all purposes.

     IN WITNESS WHEREOF, the Voting Trustees, the Company and the Stockholders have hereunto set their hands, all as of the day and year first shown above written:

THE COMPANY                               VOTING TRUSTEES


EATON VANCE CORP.

/s/  James B. Hawkes                      /s/ Landon T. Clay
-----------------------------             -----------------------------
     James B. Hawkes                          Landon T. Clay
     its President

                                          /s/  M. Dozier Gardner
                                          -----------------------------
                                               M. Dozier Gardner


                                          /s/ James B. Hawkes
                                          -----------------------------
                                              James B. Hawkes


                                          /s/  Benjamin A. Rowland, Jr.
                                          -----------------------------
                                               Benjamin A. Rowland, Jr.


                                          /s/  Thomas E. Faust, Jr.
                                          -----------------------------
                                               Thomas E. Faust, Jr.

STOCKHOLDERS


                                        Number of Shares of Stock Covered
                                            by Voting Trust Receipt
                                            -----------------------

/s/  Landon T. Clay
-----------------------------
Landon T. Clay                                     4,640


/s/  M. Dozier Gardner
-----------------------------
M. Dozier Gardner                                  4,640


/s/  James B. Hawkes
-----------------------------
James B. Hawkes                                    4,640


/s/  Benjamin A. Rowland, Jr.
-----------------------------
Benjamin A. Rowland, Jr.                           2,920


/s/  Thomas E. Faust, Jr.
-----------------------------
Thomas E. Faust, Jr.                               2,520

                                                                  EXHIBIT A


EATON VANCE CORP.
VOTING TRUST RECEIPT
FOR VOTING COMMON STOCK

No.___________                                                 __________ SHARES


     This certifies  that__________________________________________________ will be entitled to receive from the Voting Trustees under a Voting Trust Agreement dated December 31, 1996 as heretofore and hereafter amended, and lodged in the office of the Company at Boston, Massachusetts, or their successors or assigns, a certificate or certificates issued by Eaton Vance Corp., a Maryland corporation, for shares of its common stock, par value $.0625 per share, or, if the Company does not then issue certificates for its shares of common stock, will be entitled to have such shares registered in his name on the books of the Company; and that pending the sale or distribution of the stock held by the Voting Trustees under said Agreement, the registered holder hereof from time to time, as cash dividends and distributions of assets are paid by the Company, will be entitled to receive in respect of this Receipt the equivalent of said dividends or distributions upon the number of shares represented by this Voting Trust Receipt. This Receipt is issued under and subject to the provisions (including but not limited to Section 6 which is set forth on the reverse side hereof) of said Agreement as heretofore and hereafter amended to which the holder hereof by accepting this Receipt assents and agrees to be bound. No voting right attaches to this Receipt or passes to the holder thereof under any agreement expressed or implied, and no stock certificate will be due or deliverable hereunder, except according to the provisions of said Agreement. This Receipt is transferable on the books of the Voting Trustees by the registered holder in person or by attorney on surrender of this Receipt and upon the written consent of the Voting Trustees in the spaces provided on the reverse side hereof and upon compliance with the provisions of Section 6 of said Agreement. Until so transferred the Voting Trustees may treat the registered holder as owner of this Receipt for all purposes.

     IN WITNESS WHEREOF, a majority of the Voting Trustees hereunto subscribe their names this________ day of______________ , 19___


                                             ------------------------------
                                             VOTING TRUSTEE


                                             ------------------------------
                                             VOTING TRUSTEE


                                             ------------------------------
                                             VOTING TRUSTEE

     For  Value   Received,_____________________________________   hereby  sell,
assign and transfer the interest represented by the within Receipt and all right, title and interest of the undersigned in, or in respect of, the stock represented thereby, under and subject to the terms of the Agreement within mentioned, and do hereby irrevocably constitute and appoint____________________________________ attorney to make such transfer upon the books of the Voting Trustees with full power of substitution in the premises.


Dated:_________________, 19___


                                               ---------------------------------

Witness:


--------------------------------


     (The signature to this assignment must correspond exactly with the name as written on the face of the Receipt.)


     We hereby consent to the sale, assignment and transfer of the interest represented by the within Receipt.

Dated:_________________, 19___

                                           ------------------------------
                                           VOTING TRUSTEE

                                           ------------------------------
                                           VOTING TRUSTEE

                                           ------------------------------
                                           VOTING TRUSTEE


Section 6 of the Voting Trust Agreement dated December 31, 1996 states as follows:

     "6. Voting Trust Receipts shall be transferable with the consent in writing of the Voting Trustees, who shall record such transfers upon books kept by them for that purpose, on surrender of the Voting Trust Receipt duly endorsed for transfer, or accompanied by a transfer in writing signed by the record holder thereof. All Voting Trust Receipts shall at all times be held subject to the conditions and restrictions set forth below, the provisions of which shall at all times apply equally both to an original holder and to each and every subsequent holder thereof; and each holder of any Voting Trust Receipt, by acceptance thereof, agrees with the Company and each other such holder, in consideration of such agreement by each other holder, to the following conditions and restrictions:

          (i) No transfer of any kind of the Voting Trust Receipts shall be made at any time unless they have first been offered to the Company for purchase by it at book value.

          (ii) In the event of death of a holder of the Voting Trust Receipts or in the event such a holder who is an employee of the Company or of a subsidiary of the Company ceases for any reason to be such an employee, such Voting Trust Receipts shall be offered to the Company for purchase by it at book value.

          (iii) Book value shall mean the book value of the deposited shares of the Stock represented by such Voting Trust Receipts as of the last financial statements of the Company audited by the Company's independent public accountants. In the event there shall be any disagreement as to the book value, the determination of the Company's independent public accountants shall be final."